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                                                                   EXHIBIT 10.21


                     VALUATION SERVICES CONVEYANCE AGREEMENT


                  THIS VALUATION SERVICES CONVEYANCE AGREEMENT (this "Agreement") is effective as of the 30th day of June, 2000, by and among KPMG LLP, a Delaware limited liability partnership ("KPMG"), KPMG Consulting, Inc., a Delaware corporation ("KCI"), and KPMG Consulting, LLC, a Delaware limited liability company ("LLC," and together with KCI, "Consulting"). Capitalized terms not otherwise defined herein have the meaning ascribed to such terms in the Separation Agreement, dated as of December 29, 1999, by and among KPMG, KCI and LLC (the "Separation Agreement").

                              W I T N E S S E T H:
                              - - - - - - - - - -


                  WHEREAS, pursuant to the Separation Agreement, KPMG agreed to transfer the management and information technology consulting services business to Consulting;

                  WHEREAS, as of January 31, 2000, KPMG transferred the Transferred Assets to Consulting, but did not transfer the Excluded Assets or the Retained Liabilities;

                  WHEREAS, KPMG and Consulting have determined in good faith and agreed that certain of the Excluded Assets more properly belong to Consulting, and certain of the Retained Liabilities should be assumed by Consulting; and

                  WHEREAS, Section 5.4(b) of the Separation Agreement permits the conveyance of such assets and liabilities without additional consideration.

                  NOW, THEREFORE, in consideration of the mutual undertakings contained herein and pursuant to Section 5.4 of the Separation Agreement, KPMG and Consulting agree as follows:

                  Section 1. Conveyance of Assets and Liabilities. Effective as of June 30, 2000 (the "Transfer Date"), KPMG hereby conveys, assigns, transfers, contributes and sets over to Consulting (i) the tangible and intangible assets, properties, rights and interests of the valuation services practice of KPMG, including, but not limited to, the tangible and intangible assets, personnel and client contracts set forth on Schedule A hereto (the "Valuation Services Assets"), and (ii) the liabilities of the valuation services practice of KPMG, including, but not limited to, the liabilities set forth on Schedule B hereto (the "Valuation Services Liabilities"), and Consulting hereby accepts and receives all of the right, title and interest of KPMG in and to the Valuation Services Assets and assumes and agrees to perform, comply with, and discharge the Valuation Services Liabilities. The definition of "Consulting Business" under the Separation Agreement, from and after the Transfer Date, shall be deemed to include the valuation services practice of KPMG.

                  Section 2. Balance of Assets and Liabilities. (a) KPMG and Consulting estimate that the value of the Valuation Services Assets as carried on the books of KPMG as of the



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Transfer Date is equal to the value of the Valuation Services Liabilities as carried on the books of KPMG as of the Transfer Date. In the event any adjustment is required to ensure that the difference between the value of the Valuation Services Assets and the Valuation Services Liabilities as carried on the books of KPMG is zero (a "Required Adjustment"), KPMG and Consulting shall use their reasonable efforts to resolve by written agreement any such Required Adjustment.

                  (b) If an adjustment is required pursuant to Section 2(a) hereof and KPMG and Consulting are unable to agree on such adjustment within ninety (90) days of the Transfer Date, then KPMG and Consulting agree to proceed in a manner consistent with Section 3.7 of the Separation Agreement to make an appropriate adjustment.

                  (c) Promptly after the determination of the value of the Valuation Services Assets and Valuation Services Liabilities is made pursuant to
Section 2(a) and (b):

                  (i) if the Required Adjustment is a positive number (i.e., the value of the Valuation Services Assets exceeded the value of the Valuation Services Liabilities as of the Transfer Date), Consulting shall issue a demand note ("Note") to KPMG in a principal amount equal to the amount of the Required Adjustment, plus accrued interest on such amount from the Transfer Date to the date of issuance thereof at the Agreed Rate in effect on the Transfer Date; or

                  (ii) if the Required Adjustment is a negative number (i.e., the value of the Valuation Services Liabilities exceeded the value of the Valuation Services Assets as of the Transfer Date), KPMG shall, at its sole option, transfer Receivables or cash to Consulting in an amount equal to the amount of the Required Adjustment plus interest on such amount from the Transfer Date to the date of payment or transfer thereof at the Agreed Rate in effect on the Transfer Date; or

                  (iii) if the Required Adjustment equals zero (i.e., the value of the Valuation Services Assets equals the value of the Valuation Services Liabilities as of the Transfer Date), the Note shall not be issued and no payment shall be made.

                  (d) Any receivables relating to the valuation services practices which are retained by KPMG shall be treated as Section 6.10 Receivables and shall be treated in accordance with Section 6.10 of the Separation Agreement, except that the June 29, 2000 date in Section 6.10(c) shall be extended to September 29, 2000 with respect to these receivables.

                  Section 3. Consideration. KPMG and Consulting hereby acknowledge and agree, in accordance with Section 5.4(b) of the Separation Agreement, that the transfer of the Valuation Services Assets and Valuation Services Liabilities shall be made without any additional consideration, other than as contemplated by Section 2.

                  Section 4. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.



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                  Section 5. Counterparts. For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original for all purposes.





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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed and delivered as of the date first written above.


                                         KPMG LLP


                                         By: /s/ Joseph E. Heintz
                                            ------------------------------------
                                         Name:  Joseph E. Heintz
                                         Title:  Chief Financial Officer


                                         KPMG CONSULTING, LLC


                                         By: /s/ David W. Black
                                            ------------------------------------
                                         Name:  David W. Black
                                         Title:  Executive Vice President,
                                             Secretary and General Counsel


                                         KPMG CONSULTING, INC.


                                         By: /s/ David W. Black
                                            ------------------------------------
                                         Name:  David W. Black
                                         Title:  Executive Vice President,
                                             Secretary and General Counsel


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